UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 31, 2006

THE STALLION GROUP

(Exact name of registrant as specified in its charter)

Nevada	333-118360	98-0429182
(State or Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

604 – 700 West Pender Street, Vancouver, B.C., Canada V6C 1G8 phone: (604) 662-7901 fax: (604) 602-1625
(Address and telephone number of principal executive office)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

1.

Amendment to Articles of Incorporation – Forward Stock Split and Change of Name

On September 27, 2006 the Corporation amended its Articles of Incorporation through the implementation of a forward split of the Corporation’s Common Stock on the basis of three (3) new shares for each old share based on a resolution of the Directors dated August 31, 2006 and a consent resolution of the shareholders dated September 8, 2006 signed by the holders of greater than 51% of the issued and outstanding shares of the Corporation.

Prior to the split, the Corporation had 9,306,920 shares outstanding; post forward split, there will be 27,919,500 shares issued.

As amended and restated, Articles One and Four of the Corporation’s Articles of Incorporation will be altered to read as follows:

ARTICLE FOUR

The amount of the total authorized capital stock of the corporation is Six Hundred Thousand Dollars ($600,000.00) consisting of Six Hundred Million (600,000,000) shares of common stock of the par value of $0.001 each all of the shares of the Corporation being of the same class and without preference or distinction.

Item 9.01 Financial Statements and Exhibits

Exhibit No. 99.1

Amended and Restated Articles of Incorporation effective September 27, 2006

Exhibit No. 99.2

News Release dated September 27, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature	Title	Date
/s/ Gerald Williams	President and a member of the Board of Directors	September 27, 2006

EXHIBIT INDEX

Exhibit No. 99.1

Amended and Restated Articles of Incorporation effective September 27, 2006

Exhibit No. 99.2

News Release dated September 27, 2006